UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 10, 2006

                          MOONEY AEROSPACE GROUP, LTD.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



            DELAWARE                   0-21749                 95-4257380
 ------------------------     ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)




                  165 AL MOONEY ROAD NORTH, KERRVILLE, TX 78028
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (830) 896-6000

                                   Copies to:
                                 Marc Ross, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 7.01         REGULATION FD DISCLOSURE

      On February 10, 2006, the Registrant announced that its subsidiary, Mooney Airplane Company, delivered 85 airplanes, worth approximately $36.5 million, to customers during 2005. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. In accordance with Regulation FD, this current report is being filed to publicly disclose all information that was provided in its press release. This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      99.1 Press Release, dated February 10, 2006, issued by Mooney Aerospace Group, Ltd..








                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MOONEY AEROSPACE GROUP, LTD.


Date: February 10, 2006                            /s/ Gretchen Jahn
                                                   -----------------------------
                                                   Gretchen Jahn
                                                   Chief Executive Officer